Exhibit 10.3

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ERGÄNZUNGSVEREINBARUNG	AMENDMENT AGREEMENT
zum Dienstvertrag vom 27. November 2008	to the Employment Agreement dated November 27, 2008
zwischen	between
Exide Technologies GmbH Thiergarten 63654 Büdingen - nachfolgend „GESELLSCHAFT“ genannt -	Exide Technologies GmbH Thiergarten 63654 Büdingen - hereinafter referred to as “Company”

und / and

Herrn Michael Ostermann [Straße] [Stadt] - nachfolgend „Herr Ostermann“ genannt-	Mr. Michael Ostermann [Street] [City] - hereinafter referred to as “Mr. Ostermann” -

Herr Ostermann ist seit dem 1. Januar 2009 als Geschäftsführer der GESELLSCHAFT angestellt. In § 12 (7) des zwischen den Parteien bestehenden Dienstvertrages vom 27. November 2008 (nachfolgend „Dienstvertrag“) ist eine Abfindungsregelung enthalten. Die Konzernmuttergesellschaft EXIDE Technologies, USA, beabsichtigt, einen Change In Control Executive Severance Plan (nachfolgend „CIC Severance Plan“) zu implementieren, der zu Informationszwecken der vorliegenden Ergänzungsvereinbarung als ANLAGE beigefügt ist und von dem auch Herr Ostermann erfasst sein soll. Vor diesem Hintergrund vereinbaren die Parteien folgende klarstellende Regelungen:

Mr. Ostermann is employed by the Company since January 1, 2009.  Section 12 (7) of the employment contract, dated November 27, 2008 which exists between the parties (hereinafter referred to as “Employment Agreement”) includes a severance provision.  The ultimate parent company EXIDE Technologies, USA, intends to implement a Change In Control Executive Severance Plan (hereinafter referred to as “CIC Severance Plan”) which is attached hereto as EXHIBIT for reasons of information and which shall cover Mr. Ostermann as well.  Against this background the parties hereby agree the following clarifying provisions:

1.
Es wird klargestellt, dass der unter bestimmten Umständen einschlägige Abfindungsanspruch von Herrn Ostermann gegen die GESELLSCHAFT gemäß § 12 (7) des Dienstvertrages von einem eventuellen Abfindungsanspruch gegenüber der EXIDE Technologies, USA, aus dem CIC Severance Plan unberührt bleibt.

1.
It is clarified that the severance claim of Mr. Ostermann against the Company which applies under certain conditions in accordance with Section 12 (7) of the Employment Agreement shall remain unaffected besides a possibly applying severance claim against EXIDE Technologies, USA, pursuant to the CIC Severance Plan.

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2.
Es wird des Weiteren klargestellt, dass jegliche Abfindungszahlung durch die GESELLSCHAFT gemäß § 12 (7) des Dienstvertrages einen eventuellen Anspruch von Herrn Ostermann auf Abfindung gegenüber der EXIDE Technologies, USA, auf Grund des CIC Severance Plans im Wege der Anrechnung in vollem Umfang reduziert.

2.
Furthermore, it is clarified that any severance payment by the Company in accordance with Section 12 (7) of the Employment Agreement shall - to its full extent - reduce by an offset mechanism the possibly applying severance claim of Mr. Ostermann against EXIDE Technologies, USA on the basis of the CIC Severance Plan.

3. Dieser Vertrag ist zweisprachig ausgefertigt. Rechtlich bindend ist ausschließlich die deutschsprachige Version. Der englische Text dient lediglich zur Information.	3. This agreement has been prepared in two languages. Only the German text is legally binding. The English version is for information purposes only.
Ort/Place: [_________] Datum/Date: [________] 2012 ………………………………………… GESCHÄFTSFÜHRER Managing Director

EXIDE TECHNOLOGIES GMBH
represented by its
shareholders’ assembly /
vertreten durch
die Gesellschafterversammlung

...........................................................
EXIDE Transportation Holding Europe S.L.

By/Durch:

Title/Titel:

Place/Ort, Date/Datum: …………,

............................................................ EXIDE Holding Europe S.A.S By/Durch: Title/Titel: Place/Ort, Date/Datum: ………..,

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ANLAGE / EXHIBIT

[Change In Control Executive Severance Plan]